As filed with the Securities and Exchange Commission on December 10, 2002
                                             Registration File No.   ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Federal Trust Corporation
         --------------------------------------------------------------

                (Name of registrant as specified in its charter)

    Florida                                                        59-2935028
------------------------------                                ------------------
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)

312 W. First Street, Sanford, Florida                               32771
----------------------------------------                      ------------------
(Address of principal executive offices)                          (Zip Code)



                              AMENDED AND RESTATED
                    1998 EMPLOYEE STOCK COMPENSATION PROGRAM
                            (Full title of the plan)

                               James V. Suskiewich
                       President & Chief Executive Officer
                               312 W. First Street
                             Sanford, Florida 32771
                                 (800) 226-2829
           ----------------------------------------------------------
           (Name, address and telephone number of agent for service)

                              Copies Requested to:
             Richard L. Pearlman, Esq. or Herbert D. Haughton, Esq.
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                            (850) 878-2411 Telephone
                            (850) 878-1230 Facsimile



                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
             Title of                                           Proposed              Proposed
            each class                     Amount                maximum               maximum
           of securities                    to be               offering              aggregate            Amount of
         to be registered                registered             price(1)          offering price(1)    registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock $0.01 par value              475,000                $4.00               $1,900,000             $475.00
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the exercise price of options previously granted.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.

     The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Federal Trust Corporation ("Federal Trust") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     1. Federal Trust's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

     2. Federal Trust's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 3002 and September 30, 2002;

     3.       Federal  Trust's  Current Reports on Form 8-K filed since December
              31, 2001;


Item 4.       Description of Securities.

     The description of our common stock contained in Federal Trust's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on April 25, 2002, Registration File No. 333-86916 is hereby incorporated by reference.


Item 5.       Interests of Named Experts and Counsel.

     The validity of the common stock registered hereby will be passed upon by Igler & Dougherty, P.A. Mr. A. George Igler, the President and shareholder of Igler & Dougherty, P.A. is a director of Federal Trust.


Item 6.       Indemnification of Directors and Officers.

     The description of the indemnification provisions of our Articles of Incorporation, our Bylaws and Florida law contained in Federal Trust's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on April 25, 2002, Registration File No. 333-86916 is hereby incorporated by reference.

Item 8.       Exhibits.

     The following exhibits are or have been filed with the Securities and Exchange Commission and are incorporated by reference into this registration statement. The exhibits which are marked by a single asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from Registrant's Registration Statement on form SB-1, as effective with the Securities and Exchange Commission ("SEC") on October 7, 1997, Registration No. 333-30883. The exhibits which are marked by a double asterisk (**) were previously filed with the SEC, and are hereby incorporated by reference from Registrant's 1998 Definitive Proxy Statement. The exhibits which are marked with a triple asterisk (***) were previously filed with the SEC, and are hereby incorporated by reference from Registrant's 1999 Definitive Proxy Statement. The exhibit numbers correspond to the exhibit numbers in the referenced documents.

Exhibit No.      Description of Exhibit
-----------      ----------------------

    * 3.1 1996 Amended Articles of Incorporation and the 1995 Amended and Restated Articles of Incorporation of Federal Trust

    * 3.2        1995 Amended and Restated Bylaws of Federal Trust

   ** 3.3        1998  Articles  of  Amendment  to  Articles of Incorporation of
                 Federal Trust

  *** 3.4        1999  Articles of Amendment to  Articles  of  Incorporation  of
                 Federal Trust

      3.5        Amendment to Bylaws (filed with Form 8-K on  November 13, 2001)

    * 4.0        Specimen of Common Stock Certificate

      4.1        Amended and Restated 1998 Employee Stock Compensation Program

      5.1        Opinion of Igler & Dougherty, P.A.

       21 Subsidiaries (filed with Registration Statement on Form SB-2 on April 25, 2002, Registration File No. 333-86916)

     23.1        Consent of Igler & Dougherty. P.A. (contained in Exhibit 5.1)

     23.2        Consent of Hacker Johnson & Smith PA

     24.1        Power  of  Attorney  -  included  in  the  Signature  Page   of
                 registration statement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sanford, State of Florida on November 22, 2002.

                              FEDERAL TRUST CORPORATION


Date: November 22, 2002             By: /s/ James V. Suskiewich
                                        -----------------------
                                    James V. Suskiewich
                                    President and Chief Executive Officer


Date: November 22, 2002             By: /s/ Aubrey H. Wright
                                        --------------------
                                    Aubrey H. Wright
                                    Chief Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James V. Suskiewich and Aubrey H. Wright, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



     Signature                          Title                         Date
     ---------                          -----                         ----

                                  President, Chief
/s/James V. Suskiewich            Executive Officer,
----------------------
James V. Suskiewich             Chairman of the Board          November 22, 2002


/s/Samuel C. Certo
------------------
Samuel C. Certo                       Director                 November 22, 2002

     Signature                          Title                         Date
     ---------                          -----                         ----


/s/Kenneth W. Hill
------------------
Kenneth W. Hill                       Director                 November 22, 2002


/s/George W. Foster
-------------------
George W. Foster                      Director                 November 22, 2002


/s/A. George Igler
------------------
A. George Igler                       Director                 November 27, 2002